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               [CLARK, LADNER, FORTENBAUGH & YOUNG LETTERHEAD]


                                                                       Exhibit 5
                              February 14, 1996


Cedar Group, Inc.
500 Rue Notre Dame
Lachine, Quebec
CANADA H8S 2B2

         Re:     The Company's Registration Statement on Form S-8

Gentlemen:

         We have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission by Cedar Group, Inc. ("Cedar Group") for the purpose of registering under the Securities Act of 1933 shares of Common Stock of Cedar Group, $.001 par value, which may be issued by Cedar Group in connection with its 1995 Stock Option Plan (the "Plan") and the Stock Option Agreements between Cedar Group and each of Michel Marengere, Rene Amyot and Micheline Prud'homme (collectively, the "Option Agreements"). As counsel to Cedar Group, we have examined such corporate records, certificates and other documents as we considered to be relevant and necessary to express the opinion hereinafter set forth.

On the basis of the foregoing and of our consideration of such other legal and factual matters that we have deemed appropriate, we are of the opinion that the common stock of Cedar Group covered by the Registration Statement has been duly authorized and, when the options granted under the Plan and Option Agreements are exercised, will be legally issued, fully paid and non-assessable, assuming that the applicable option exercise price (as that term is defined in the Plan and the Option Agreements) is paid with respect to each share of common stock prior to issuance and full compliance with the Plan and Option Agreements is otherwise made.

With respect to our opinion set forth above, we note that Cedar Group is authorized to issue 20,000,000 shares of common stock, of which 15,497,582 are presently issued and outstanding. Cedar Group has contractually committed, pursuant to outstanding options, warrants, and exchange rights, to issue additional shares of common stock. The opinion expressed above is based upon the assumption that there will exist sufficient authorized, but unissued, shares of common stock at the time the options are exercised.

         This opinion is being delivered to you in compliance with Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission. This firm consents to the filing of this opinion as an exhibit to the Registration Statement.



                                                   Very truly yours,


                                          Clark, Ladner, Fortenbaugh & Young